Exhibit 99.1

Tidewater to Present at the Pareto Securities’ 16th Annual Oil and Offshore Conference

NEW ORLEANS, August 25, 2009 –Tidewater Inc. (NYSE: TDW) announced today that Joseph M. Bennett, Executive Vice President and Chief Investor Relations Officer, will present at the Pareto Securities’ 16th Oil and Offshore Conference in Oslo, Norway, on Wednesday, September 2, 2009, at approximately 3:45 p.m. CEST (Central European Summer Time). Upon completion of the presentation, the company will also file a Form 8-K with the SEC which will include a copy of the slides used by the presenter.

Tidewater Inc. owns 398 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.

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